EXHIBIT 5




INTERNAL REVENUE SERVICE                        DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P.O. BOX 2508
CINCINNATI, OHIO 45201

Date:     NOV 02 1995
                                                Employer Identification Number:
                                                       34-0684576
                                                DLN:
                                                       345238111
PEOPLES FEDERAL SAVINGS & LOAN                  Person to Contact:
 ASSOCIATION OF MASSILLON                       JOANNA WEBER
211 LINCOLN WAY EAST                            Contact Telephone Number:
MASSILLON, OH  44646                                   (513) 684-3347
                                                Plan Name:
                                                       PEOPLE FEDERAL 401(K)
                                                PROFIT SHARING PLAN
                                                Plan Number: 002

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued  qualification  of the plan under its present form will depend on
its  effect  in  operation.   (See  section  1.401-1(b)(3)  of  the  Income  Tax
Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the amendment(s) adopted on 9/19/94.

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

     This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

     The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                            Sincerely yours,


                                            /s/ C. Ashley Bullard
                                                _________________________
                                                C. Ashley Bullard
                                                District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
  for Employee Benefit Plans
Addendum

PEOPLES FEDERAL SAVINGS & LOAN

This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor for plan years beginning before 10/1/93. For plan years beginning on or after 10/1/93, this plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a general test described in the regulations.

INTERNAL REVENUE SERVICE              DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P.O. BOX 2508
CINCINNATI, OHIO 45201

Date:          JUNE 02 1994
                                           Employer Identification Number:
                                                    34-0684576
                                           File Folder Number:
                                                    340005020
PEOPLES FEDERAL SAVINGS & LOAN             Person to Contact:
 ASSOCIATION OF MASSILLON                           JOANNA WEBER
211 LINCOLN WAY EAST                       Contact Telephone Number:
MASSILLON, OH  44646                                (513) 684-3141
                                           Plan Name:
                                                    401 K PROFIT SHARING TRUST
                                           Plan Number: 002


Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued  qualification  of the plan under its present form will depend on
its  effect  in  operation.   (See  section  1.401-1(b)(3)  of  the  Income  Tax
Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the amendment(s) adopted on June 21, 1993.

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                                   Sincerely yours,


                                                   /s/ C. Ashley Bullard
                                                       _________________________
                                                       C. Ashley Bullard
                                                       District Director

Enclosures:
Publication 794

INTERNAL REVENUE SERVICE                           DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P.O. BOX 2508
CINCINNATI, OHIO 45201

Date:          22 FEB 1990
                                           Employer Identification Number:
                                                      34-0684576
                                           File Folder Number:
                                                      340005020
PEOPLES FEDERAL SAVINGS & LOAN             Person to Contact:
 ASSOC OF MASSILLON                                   TECHNICAL SCREENER
211 LINCOLN WAY EAST                       Contact Telephone Number:
MASSILLON, OH  44646                                  (513) 684-3957
                                           Plan Name:
                                                      401 K PROFIT SHARING TRUST
                                           Plan Number: 002

Dear Applicant:

     Based on the information supplied, we have made a favorable determination on your application identified above. Please keep this letter in your permanent records.

     Continued qualification of the plan will depend on its effect in operation under its present form. (See section 1.401-1(b)(3) of the Income Tax Regulations.) The status of the plan in operation will be reviewed periodically.

     The enclosed document describes the impact of Notice 86-13 and some events that could occur after you receive this letter that would automatically nullify it without specific notice from us. The document also explains how operation of the plan may affect a favorable determination letter, and contains information about filing requirements.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other Federal or local statutes.

     This determination letter is applicable for the plan adopted on September 7, 1988.

     If you have any questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                                   Sincerely yours,


                                                   /s/ H. M. Browning
                                                   _____________________________
                                                       Harold M. Browning
                                                       District Director

Enclosures:
Publication 794
PWBA 515